Registration No. 333- 153465

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SUPERTEL HOSPITALITY, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	52-1889548 (IRS Employer Identification No.)

1800 W. Pasewalk Ave., Suite 200
Norfolk, NE 68701
(402) 371-2520
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corrine L. Scarpello
Chief Financial Officer
1800 W. Pasewalk Ave., Suite 200
Norfolk, NE 68701
(402) 371-2520
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David L. Hefflinger Guy Lawson McGrath North Mullin & Kratz, PC LLO Suite 3700 First National Tower 1601 Dodge Street Omaha, NE 68102 (402) 341-3070

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SHARES

In accordance with the undertakings of Supertel Hospitality, Inc. (the “Company”) set forth in its registration statement on Form S-3 (File No. 333-153465), originally filed with the Securities and Exchange Commission on September 12, 2008 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister its Dividend Reinvestment Plan (the “Plan”) and all of the shares of the Company’s common stock, par value $.01, that remain unsold under the Plan as of the filing date of this Post-Effective Amendment No. 1.  The Company hereby terminates the offering of shares of its common stock pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, State of Nebraska, on the 30th of January, 2012.

SUPERTEL HOSPITALITY, INC.

By:    /s/  Kelly A. Walters
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of January, 2012.

Signature	Title

/s/ Kelly A. Walters	Chief Executive Officer, President and Director
Kelly A. Walters

/s/ Corrine L. Scarpello	Chief Financial Officer
Corrine L. Scarpello

Director
Steve H. Borgmann

Director
Allen L. Dayton

/s/ Richard A. Frandeen	Director
Richard A. Frandeen

/s/ Patrick J. Jung	Director
Patrick J. Jung

/s/ William C. Latham	Director
William C. Latham

/s/ Paul J. Schulte	Director
Paul J. Schulte

/s/ George R. Whittemore	Director
George R. Whittemore

/s/ Jeffrey M. Zwerdling	Director
Jeffrey M. Zwerdling